99.2

Participation Enrollment Form






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                          PARTICIPATION ENROLLMENT FORM
             FIRST COMMUNITY CORPORATION DIVIDEND REINVESTMENT PLAN
                        (See mailing instructions below)


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Name exactly as set forth on your stock certificate

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Additional space for name if necessary

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Street Address

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City                       State              Zip Code

       -       -                                     -
------- ------- -------                         ----- -------------
Social Security Number (To be completed         Employer Identification Number
if the shareholder is an individual. If         (To be completed if the
shares are held jointly, the Social              shareholder is not an
Security Number should be that of the            individual.)
first person listed on the stock
certificate.)

          I am a U.S. Citizen or Resident Alien      I am a Nonresident Alien
       --                                         --
1.  Dividend Reinvestment  (Check only one option - fill in amount where appropriate)

           a.   Full  Cash  Dividend  Reinvestment.  I  wish  to  reinvest under
    -----       the Plan cash  dividends on all shares  registered in my name.

           b.   Partial  Cash  Dividend  Reinvestment.  I  wish  to  have   cash
    ----- dividends reinvested on shares personally held by me in certificate form and on all Plan shares held in my name. I wish to have the balance of my cash dividends mailed to me.

                Note: to participate in Partial Cash Dividend Reinvestment, you must surrender with this enrollment form a stock certificate or certificates for not less than the total number of shares you wish to enroll in the reinvestment plan so that they may be reissued and allocated to the plan.

2.  Optional Cash Investments (minimum $100 and maximum $5,000 per dividend period)
                              (Check the option and fill in the amount if you
                               want to invest.)

           Cash Payment.  Please buy shares with the enclosed check or money
    -----                 order for $          payable to Registrar and Transfer
                                     ---------
                          Company, Agent.

To the extent I have so designated, I hereby elect to participate in the Plan and authorize Registrar and Transfer Company, as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of First Community Corporation Common Stock. I understand that all dividends received or shares credited to my Plan account will be automatically reinvested in First Community Corporation Common Stock.

                                  *                                          *
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Signature                                Signature

Date                                     Date
    ------------------------------           --------------------------------

           (Please sign above exactly as name appears on reverse side.
            If shares are held jointly, each shareholder must sign.)

* Under penalties of perjury, I certify (1) that the number shown above on this Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified methat I am no longer subject to backup withholding.

      Please mail completed form to:        Registrar and Transfer Company
                                         Attn: Dividend Reinvestment Department
                                                 10 Commerce Drive
                                                 Cranford, NJ 07016
                                                   (800) 525-7686